                                                                    EXHIBIT 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges for the 27 days ending December 31, 2003, the period from January 1, 2003 to December 4, 2003, the years ending December 31, 2002, 2001, and 2000, the period from August 8, 1999 to December 31, 1999, and the period from February 7, 1999 to August 7, 1999. We have computed these ratios by dividing earnings available for fixed charges (income before income taxes and fixed charges) by fixed charges (interest cost, amortization of debt expense, and the portion of rental expenses deemed to be representative of the interest factor in those rentals).

        COMPUTATION OF GNC CORPORATION RATIO OF EARNINGS TO FIXED CHARGES
                      (Dollars in millions, except ratios)

                                                                                  PREDECESSOR
                                                   ---------------------------------------------------------------------------
                                                                               YEAR ENDED DECEMBER 31,
                                                                   -------------------------------------------
                                   PERIOD FROM     PERIOD FROM                                                    PERIOD FROM
                                    FEBRUARY 7,     AUGUST 8,                                                      JANUARY 1,
                                     1999 TO         1999 TO                                                        2003 TO
                                     AUGUST 7,     DECEMBER 31,                                                    DECEMBER 4,
                                        1999           1999           2000            2001            2002            2003
                                   -----------     -----------     -----------     -----------     -----------    ------------
Earnings (deficit)
  available for fixed
  charges:

   Income (deficit) before
     income taxes ............         $(12.8)        $(20.8)        $(175.4)        $(70.0)         $(70.2)         $(759.4)

   Interest Expense ..........           24.8           56.8          143.2           141.8           138.0           122.5

   Estimated interest
     component of net
     rental expense ..........           15.3           11.0           36.3            37.5            38.9            35.2

   Amortization of
     debt expense ............             --             --           50.0            50.0              --            91.8

   Preferred dividend
     requirements ............             --             --             --              --              --              --
                                       ------         ------         ------          ------          ------          ------
      Earnings available
        for fixed charges ....         $ 27.3         $ 47.0         $ 54.1          $159.3          $106.7          $(509.9)
                                       ======         ======         ======          ======          ======          ======

Fixed Charges:

   Interest Expense ..........         $ 24.8         $ 56.8         $143.2          $141.8          $138.0          $122.5
   Amortization
     of debt expense .........             --             --           50.0            50.0              --            91.8
   Estimated interest
     component of net
     rental expense ..........           15.3           11.0           36.3            37.5            38.9            35.2
                                       ------         ------         ------          ------          ------          ------
      Total fixed charges ....         $ 40.1         $ 67.8         $229.5          $229.3          $176.9          $249.5
                                       ======         ======         ======          ======          ======          ======

Consolidated Ratio
  of Earnings to Fixed Charges            0.7            0.7            0.2             0.7             0.6            (2.0)

Deficit (1) ..................         $ 12.8         $ 20.8         $175.4          $ 70.0          $ 70.2          $759.4




                                     SUCCESSOR    PREDECESSOR    SUCCESSOR           PRO FORMA
                                    -----------   -----------   -----------   -------------------------


                                   PERIOD FROM       SIX            SIX          SIX            SIX
                                    DECEMBER 5,     MONTHS         MONTHS       MONTHS         MONTHS
                                      2003 TO        ENDED          ENDED        ENDED          ENDED
                                    DECEMBER 31,   JUNE 30,       JUNE 30,     JUNE 30,       JUNE 30,
                                       2003          2003           2004         2003           2004
                                    -----------   -----------   -----------   -----------   -----------
Earnings (deficit)
  available for fixed
  charges:

   Income (deficit) before
     income taxes ............         $  0.6       $(23.1)        $ 48.2       $ 39.2        $(635.6)

   Interest Expense ..........            2.8         64.8           17.2         15.6           31.9

   Estimated interest
     component of net
     rental expense ..........            2.7         19.2           18.3         19.2           37.9

   Amortization of
     debt expense ............             --         75.0            2.9         75.0           91.8

   Preferred dividend
     requirements ............             --           --            6.2           --             --
                                       ------       ------         ------       ------         ------
      Earnings available
        for fixed charges ....         $  6.1       $135.9         $ 92.9       $149.0        $(474.0)
                                       ======       ======         ======       ======        =======

Fixed Charges:

   Interest Expense ..........         $  2.8       $ 64.8         $ 17.2       $ 15.6        $  31.9
   Amortization
     of debt expense .........             --         75.0            2.9         75.0           91.8
   Estimated interest
     component of net
     rental expense ..........            2.7         19.2           18.3         19.2           37.9
                                       ------       ------         ------       ------         ------
      Total fixed charges ....         $  5.5       $159.0         $ 38.5       $109.8        $ 161.6
                                       ======       ======         ======       ======        +======

Consolidated Ratio
  of Earnings to Fixed Charges            1.1          0.9           2.41         1.36          (2.93)

Deficit (1) ..................         $   --       $ 23.1         $   --       $   --        $ 635.6


(1) Earnings were insufficient to cover fixed charges in the period from February 7, 1999 to August 7, 1999, the period from August 8, 1999 to December 31, 1999, the years ended December 31, 2000, 2001, and 2002, and the period from January 1, 2003 to December 4, 2003.